Exhibit 23.1

CONSENT OF INDEPENDENT

CERTIFIED PUBLIC ACCOUNTANTS

American Vanguard Corporation

Newport Beach, California

We hereby consent to the incorporation by reference in this Registration Statement of our report dated March 7, 2003, (except for footnote 16, which is dated as of March 18, 2003), relating to the consolidated financial statements and schedules of American Vanguard Corporation and Subsidiaries appearing in the Company’s Annual Report on Form 10-K/A for the year ending December 31, 2002, and to the reference to our firm under the heading “Experts” in the Prospectus.

/s/    BDO SEIDMAN, LLP

Los Angeles, CA

January 22, 2004